UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
 EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 15, 2011

S.Y. BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 15, 2011, the Board of Directors approved the promotion of T. Clay Stinnett (age 37), to the position of Executive Vice President of S.Y. Bancorp and Stock Yards Bank & Trust Company.

Stinnett currently is Chief Strategic Officer of the Company focusing on strategic planning and corporate development, a role he continues in as Executive Vice President.  In this capacity, he reviews potential expansion and extension of the Company's product offerings and evaluates new market opportunities.  Stinnett joined S.Y. Bancorp in 2000 as Vice President-Finance and was originally responsible for financial reporting.  He later assumed oversight for budgeting and asset and liability management, areas that he continues to direct.  A Certified Public Accountant, he graduated from Transylvania University in Lexington, Kentucky, with a B.A. in Accounting.

There were no understandings or arrangements with any person regarding Stinnett’s appointment as Executive Vice President, and there are no family relationships between he and any other officer or director of the Company.  He has not participated in any transactions with the Company that, in the aggregate, exceed $120,000.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

D.	Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	February 17, 2011	S.Y. BANCORP, INC.

		By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice
President, Treasurer and Chief
Financial Officer